Registration No. 333-_____________

As filed with the Securities and Exchange Commission on December 7, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________________

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

_____________________

PRO-DEX, INC.

(Exact Name of Registrant as Specified in Its Charter)

_____________________

Colorado (State or Other Jurisdiction of Incorporation or Organization)	84-1231240 (I.R.S. Employer Identification No.)
2361 McGaw Avenue Irvine, California (Address of Principal Executive Offices)	92614 (Zip Code)

_____________________

PRO-DEX, INC.
2016 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

_____________________

Richard L. Van Kirk
President and Chief Executive Officer
Pro-Dex, Inc.
2361 McGaw Avenue
Irvine, California 92614

(Name and Address of Agent for Service)

(949) 769-3200

(Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, no par value	1,500,000	$4.40	$6,600,000	$764.94
(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares of common stock as may become issuable by reason of stock dividends, stock splits or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(c) and 457(h), based upon the average of the high and low prices of the common stock of Pro-Dex, Inc. reported on the NASDAQ Stock Market on December 5, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents, which Pro-Dex, Inc. (“Pro-Dex”, “we”, “us” or “our”) has filed with the Commission, are incorporated herein by reference:

(a)	our Annual Report on Form 10-K for the year ended June 30, 2016 (File No. 000-14942) filed with the Commission on September 15, 2016;
(b)	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 (File No. 000-14942) filed with the Commission on November 10, 2016;
(c)	our Current Reports on Form 8-K filed with the Commission on September 12, 2016, September 14, 2016, October 18, 2016 and November 30, 2016 (File No. 000-14942); and
(d)	the description of our common stock, which is contained in our Current Report on Form 8-K filed with the Commission on December 17, 2013 (File No. 000-14942), together with any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents that we may file in the future pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Pro-Dex is incorporated under the laws of the State of Colorado. Section 7-109-102 of the Colorado Business Corporations Act (the “Colorado Act”) authorizes a Colorado corporation to indemnify any director of the corporation against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in (or in the case of conduct not in taken the director’s official capacity, not opposed to) the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided that the corporation generally may not indemnify a director for conduct which the director is adjudged liable.

Unless limited by a corporation’s articles of incorporation, Sections 7-109-103 and 7-109-107 of the Colorado Act require that a Colorado corporation indemnify a director or officer of the corporation who was wholly successful, on the merits or otherwise, in defending any proceeding to which he or she was a party because he or she was a director or officer of the corporation against reasonable expenses incurred in connection therewith.

Pursuant to Section 7-109-104 of the Colorado Act, a Colorado corporation may advance a director’s expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102 described above. Unless limited by the corporation’s articles of incorporation, Section 7-109-107 of the Colorado Act extends this same protection to officers of a corporation.

Regardless of whether a director or officer has the right to indemnity pursuant to the provisions of the Colorado Act described above, Section 7-109-108 of the Colorado Act allows a Colorado corporation to purchase and maintain insurance on behalf of a director or officer against liability resulting from his or her role as director or officer.

Article 8 of our Articles of Incorporation expressly states that (unless limited by our Bylaws, by resolution of our Board of Director or shareholders or by contract) we shall indemnify our directors and officers to the extent and in a manner permitted by the Colorado Act. No provision of our Bylaws, no resolutions by our Board of Directors or shareholders, and no contracts between us and our directors or officers have limited such rights.

It is our policy to maintain an insurance policy indemnifying our directors and officers against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they may not be entitled to indemnification by us. As of December 7, 2016, we had such an insurance policy in place.

It is also our policy to enter into indemnification agreements with each of its directors and officers. As of December 7, 2016, we have entered into our standard form of indemnification agreement with each of our current directors and officers, pursuant to which we agree, among other things, to indemnify and advance expenses to each director and officer to the maximum extent permitted by law.

Item 7.        Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

4.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form 8-K filed April 23, 2007).
4.2	Articles of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form 8-K filed December 5, 2007).
4.3	Articles of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form 8-K filed June 18, 2010).
4.4	Amended and Restated Bylaws, dated January 31, 2011 (incorporated herein by reference to Exhibit 3.1 to our Form 8-K filed February 4, 2011).
4.5	Pro-Dex, Inc. 2016 Equity Incentive Plan (incorporated herein by reference to Appendix A to our Schedule 14A filed October 17, 2016).
5.1	Opinion of Rutan & Tucker, LLP.
23.1	Consent of Rutan & Tucker, LLP (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included in signature page to this Registration Statement).

Item 9.         Undertakings.

The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on December 7, 2016.

PRO-DEX, INC.

By:       /s/ Richard L. Van Kirk
Richard L. Van Kirk
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard L. Van Kirk as his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Nicholas J. Swenson Nicholas J. Swenson	Director, Chairman of the Board	December 7, 2016
/s/ Raymond E. Cabillot Raymond E. Cabillot	Director	December 7, 2016
/s/ Richard L. Van Kirk Richard L. Van Kirk	Director, Chief Executive Officer, President	December 7, 2016
/s/ Alisha K. Charlton Alisha K. Charlton	Chief Financial Officer, Secretary	December 7, 2016
/s/ David C,. Hovda David C. Hovda	Director	December 7, 2016
/s/ William J. Farrell III William J. Farrell III	Director	December 7, 2016

EXHIBIT INDEX

4.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form 8-K filed April 23, 2007).
4.2	Articles of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form 8-K filed December 5, 2007).
4.3	Articles of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form 8-K filed June 18, 2010).
4.4	Amended and Restated Bylaws, dated January 31, 2011 (incorporated herein by reference to Exhibit 3.1 to our Form 8-K filed February 4, 2011).
4.5	Pro-Dex, Inc. 2014 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit A to our Schedule 14A filed October 22, 2014).
5.1	Opinion of Rutan & Tucker, LLP.
23.1	Consent of Rutan & Tucker, LLP (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included in signature page to this Registration Statement).

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